Exhibit 10.22
INTERNATIONAL FLAVORS & FRAGRANCES INC.
FIRST AMENDMENT TO THE AMENDED AND RESTATED INTERNATIONAL FLAVORS AND FRAGRANCES INC. DEFERRED COMPENSATION PLAN
December 31, 2020
This Amendment (the “Amendment”), dated as of December 31, 2020 hereby amends the International Flavors & Fragrances Inc. Deferred Compensation Plan, as amended and restated December 12, 2011 (the “DCP”). Capitalized terms used herein and not defined herein have the meanings set forth in the DCP.
WHEREAS, International Flavors and Fragrances Inc. (the “Corporation”) sponsors the DCP, which is a “non-qualified deferred compensation plan” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);
WHEREAS, in order to maximize the deductibility of deferred compensation payable pursuant to the DCP to “covered employees” (as defined in Section 162(m) of the Code), Section 9(b) of the DCP provides that the terms of any deferral pursuant to the DCP shall be automatically modified in accordance with U.S. Treasury Regulation Section 1.409A-2(b)(7)(i) to the extent necessary to ensure that the compensation will be, at the time of settlement under the DCP, fully deductible by the Corporation;
WHEREAS, the U.S. Internal Revenue Service has recently issued final Treasury Regulations under Section 162(m) of the Code (the “Section 162(m) Regulations”) that, among other things, modify the definition of “covered employee” in a manner such that the operation of Section 9(b) of the DCP may require the passage of a significant period of time before a payment of a “covered employee’s” Deferral Account (as defined in the DCP) would be deductible and, in certain circumstances, such payment may never become deductible;
WHEREAS, the Section 162(m) Regulations also provide relief such that a non-qualified deferred compensation arrangement may be amended, in accordance with Section 409A of the Code, to remove any provision requiring a corporation to delay payment of a non-Section 162(m) grandfathered amount (as determined in accordance with the Section 162(m) Regulations) if it reasonably anticipates at the time of the scheduled payment that the deduction would not be permitted under Section 162(m) of the Code, provided such amendment is made no later than December 31, 2020; and
WHEREAS, the Committee believes it is in the best interests of the Corporation to amend Section 9(b) of the DCP to limit its application to only those Deferral Accounts (or portions thereof) that are grandfathered amounts for purposes of Section 162(m) of the Code such that any automatic modification of the terms of any deferral under the DCP shall no longer apply in respect of Deferral Accounts (or portions thereof) that are not grandfathered amounts for purposes of Section 162(m) of the Code.

NOW THEREFORE, Section 9(b) of the DCP is hereby amended in its entirety to read as follows:

Compliance with Code Section 162(m). It is the intent of the Company that any compensation (including any award) (x) that is considered a “grandfathered amount” (as defined in U.S. Treasury Regulation Section 1.162-33(g)) and (y) deferred under the Plan by a person who is, with respect to the year of payout, determined by the Administrator likely to be a “covered employee” within the meaning of Code Section 162(m) and regulations thereunder shall not, as a result of deferral hereunder, become compensation with respect to which the Company would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Administrator (with respect to Grandfathered Deferrals), if any payment in settlement of all or a portion of a Deferral Account that is considered a “grandfathered amount” (as defined in U.S. Treasury Regulation Section 1.162-33(g)) would be subject to a loss of deductibility by the Company at the a time of scheduled settlement hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation will be, at the time of settlement hereunder, fully deductible by the Company. Any such modification to delay the settlement date of a 409A Deferral not settled in 2007 or earlier must conform to the requirements of Treasury Regulation § 1.409A-2(b)(7)(i).
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IN WITNESS WHEREOF, the undersigned is an officer of the Corporation who has been duly authorized by the Board of Directors of the Corporation to execute and deliver this Amendment for and on behalf of the Corporation as of this 31st day of December, 2020.

International Flavors & Fragrances Inc.

By:
Name:
Title:
[Signature Page to the First Amendment to the Amended and Restated International Flavors and Fragrances Inc. Deferred Compensation Plan]